UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sotherly Hotels Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOTHERLY HOTELS INC.

March 31, 2022

Dear Stockholder:

On behalf of the board of directors and management of Sotherly Hotels Inc. (the “Company” or “Sotherly”), I cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s home office located at 306 S Henry Street, Williamsburg, Virginia 23185, on Tuesday, April 26, 2022 at 9:00 a.m., local time.  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  Directors and officers of the Company, as well as a representative of Dixon Hughes Goodman LLP, certified public accountants, are expected to be present to respond to any appropriate questions that you may have.

You will be asked to: (i) elect seven (7) Company directors; (ii) ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) hold an advisory and non-binding vote to approve executive compensation (“Say-on-Pay”); and (iv) approve the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”).  The board of directors has approved each of these proposals and its unanimous recommendations related to each are contained in the accompanying materials.

Your vote is important.  Regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting, I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card, or follow the instructions to vote by internet or telephone, as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company.  A postage-paid return envelope is provided for your convenience.  This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting.  If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.  If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely yours,

David R. Folsom
President and Chief Executive Officer

306 S Henry Street, Suite 100, Williamsburg, Virginia 23185

SOTHERLY HOTELS INC.

306 S HENRY STREET, SUITE 100

WILLIAMSBURG, VIRGINIA 23185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Sotherly Hotels Inc. (the “Company” or “Sotherly”), will be held at the Company’s home office located at 306 S Henry Street, Williamsburg, Virginia 23185, on Tuesday, April 26, 2022 at 9:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to the board of directors of the Company;
2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To hold an advisory and non-binding vote to approve executive compensation (“Say-on-Pay”);
4.	To approve the Company’s 2022 Long-Term Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The board of directors is not aware of any other business to come before the Annual Meeting.  Stockholders of record at the close of business on March 1, 2022 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (757) 229-5648.

A copy of the Company’s 2021 Annual Report to Stockholders is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND.  ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD, BY TELEPHONE AT 1-800-690-6903, OR OVER THE INTERNET AT WWW.PROXYVOTE.COM.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.  PURSUANT TO A NEW YORK STOCK EXCHANGE (“NYSE”) RULE APPLICABLE TO NYSE-MEMBER BROKERS, IF YOUR SHARES ARE HELD BY YOUR BROKER AND YOU DO NOT GIVE YOUR BROKER VOTING INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH MATTERS DEEMED BY THE NYSE TO BE “DISCRETIONARY.”  SUCH MATTERS INCLUDE, BUT ARE NOT LIMITED TO, THE ELECTION OF DIRECTORS AND MATTERS RELATING TO EXECUTIVE COMPENSATION.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anthony E. Domalski
ANTHONY E. DOMALSKI
CORPORATE SECRETARY

Williamsburg, Virginia

March 31, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2022

The proxy statement and annual report to security holders are available on our website at www.sotherlyhotels.com.

IMPORTANT: PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

OF

SOTHERLY HOTELS INC.

306 S HENRY STREET, SUITE 100

WILLIAMSBURG, VIRGINIA 23185

ANNUAL MEETING OF STOCKHOLDERS

APRIL 26, 2022

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Sotherly Hotels Inc. (the “Company”, “Sotherly”, “we”, “us” or “our”), which is the sole general partner of Sotherly Hotels LP (the “Operating Partnership”), to be used at the 2022 Annual Meeting of Stockholders which will be held at the Company’s home office located at 306 S Henry Street, Williamsburg, Virginia 23185, on Tuesday, April 26, 2022 at 9:00 a.m., local time (the “Annual Meeting”).  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 31, 2022.

All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote.  If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions.  If no instructions are specified, your shares will be voted (a) “FOR ALL” Proposal I (election of directors); (b) “FOR” Proposal II (ratification of the Company’s independent registered public accounting firm for fiscal year 2021); (c) “FOR” Proposal III (approval, on an advisory and non-binding basis, of the compensation of the Company’s executive officers whose compensation is disclosed in this proxy statement (“Say-on-Pay”)); (d) “FOR” Proposal IV (approval of the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”)); and (e) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting.  Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company’s Corporate Secretary (Anthony E. Domalski, at 306 S Henry Street, Suite 100, Williamsburg, Virginia 23185) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.  Voting by telephone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting.

VOTING SECURITIES AND VOTE REQUIRED

The record date is the close of business on March 1, 2022 (the “Record Date”) for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting.  On the Record Date, there were 17,631,326 shares of the Company’s common stock, $0.01 par value, outstanding.  Each stockholder of record on the Record Date is entitled to one vote for each share held.

The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Shares represented by proxies received by the Company but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting.  Proxies received by the Company that reflect “broker non-votes” (i.e., proxies relating to shares held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.  In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to another date, time or place, not later than 120 days after the original record date of March 1, 2022, without notice other than announcement at the meeting, in order to permit the further solicitation of proxies.

We need your vote.  Our stockholders are always encouraged to review the proxy materials and vote their shares.  Under New York Stock Exchange (“NYSE”) Rule 452, brokers who are voting with respect to shares held in street name have the discretion to vote such shares on routine matters but not on non-routine matters (so called “discretionary” matters), which include the election of directors and matters relating to executive compensation.  For purposes of Proposals I, III, and IV, proxies received by the Company that reflect abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

As to the election of directors, the enclosed proxy enables a stockholder to vote “FOR ALL” the election of the nominees proposed by the Board, or to withhold authority to vote for the nominee being proposed.  Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the ratification of the independent registered public accounting firm, the advisory vote to approve executive compensation, and the approval of the 2022 Plan, which are submitted as Proposals II, III, and IV respectively, a stockholder may: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal.

Unless otherwise required by law, Proposal II shall be determined by a majority of votes cast affirmatively or negatively without regard to proxies marked “ABSTAIN” as to that matter.  Unless otherwise required by law, Proposals III and IV, and all other matters, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes or (b) proxies marked “ABSTAIN” as to that matter.

While the Board intends to carefully consider the stockholder votes resulting from Proposal III, the final vote will not be binding on us and is advisory in nature. It will be up to our Nominating, Corporate Governance and Compensation Committee (the “NCGC Committee”) and Board to determine whether and how to implement the vote on Proposal III.

PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership, as of March 15, 2022, of (i) shares of common stock for each person or group known to us to be holding more than 5.0% of the number of shares of common stock outstanding, (ii) shares of common stock and Operating Partnership units for each director and named executive officer, and (iii) for the directors and named executive officers of the Company as a group.  None of the named executive officers has pledged any of their common shares as collateral.  As of March 15, 2022, the Company had outstanding 17,631,326 shares of its common stock, $0.01 par value per share.  The table shows the number of shares of common stock and number of partnership interests or units in the Operating Partnership the person “beneficially owns,” as determined by the rules of the Securities and Exchange Commission.  The Operating Partnership is controlled by the Company as its sole general partner.  The Operating Partnership is obligated to redeem each unit at the request of the holder thereof for the cash value of one share of common stock or, at the Company’s option, one share of common stock.

Name of Beneficial Owner(1)	Number of Shares of Common Stock		Number of Units		Total	Percent of Class(2)
Andrew M. Sims	1,345,967	(3)	0		1,345,967	7.6
David R. Folsom	440,117	(4)	0		440,117	2.5
Edward S. Stein	76,065	(5)	133,099	(6)	209,164	1.2
Anthony E. Domalski	157,669	(7)	0		157,669	*
General Anthony C. Zinni	94,775	(8)	0		94,775	*
G. Scott Gibson IV	58,274	(9)	0		58,274	*
Herschel J. Walker	41,184	(10)	0		41,184	*
Maria L. Caldwell	32,176	(11)	0		32,176	*
All executive officers and directors as a group (8 persons)	2,246,227		133,099		2,379,326	13.4

*	Represents less than 1% of the number of shares of common stock of the Company.
(1)

Unless otherwise indicated, the named stockholders have sole voting power with respect to all shares shown as being beneficially owned by them.  Includes all restricted stock awards, including those that will vest at a later date.

(2)

Rounded to the nearest one-tenth percent.  Assumes that all units of our Operating Partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable).  The total number of shares outstanding used in calculating the ownership interest of the named holders is equal to the total number of shares of Sotherly’s common stock plus the number of shares of common stock into which the units in the Operating Partnership held by such holder may be converted.

(3)

Includes 156,250 shares held by Susan L. Sims, Andrew M. Sims’ spouse.  Includes 793,937 shares held by the family limited partnership of Andrew M. Sims.  Includes 39,294 shares held in the Company’s Employee Stock Ownership Plan (the “ESOP”) and allocated to Mr. Sims subject to the terms of the ESOP.

(4)

Includes 30,000 shares of unvested restricted common stock granted under the 2013 Long-Term Incentive Plan (the “2013 Plan”) pursuant to Mr. Folsom’s current employment agreement with us that vest upon certain conditions.  Includes 69,694 shares held by the David R. Folsom Revocable Trust.  Includes 39,294 shares held in the Company’s ESOP and allocated to Mr. Folsom subject to the terms of the ESOP.

(5)	Includes 3,000 unvested shares which will vest on December 31, 2022. Includes 28,500 shares held by the Edward S. Stein Revocable Trust.
(6)	Represents 133,099 units held by the Celia K. Krichman Charitable Trust, of which Edward S. Stein is a Trustee. Mr. Stein disclaims beneficial ownership of these units.
(7)	Includes 5,000 unvested shares which will vest on December 31, 2022 and 39,294 shares held in the Company’s ESOP and allocated to Mr. Domalski subject to the terms of the ESOP.
(8)	Includes 3,000 unvested shares which will vest on December 31, 2022.
(9)	Includes 3,000 unvested shares which will vest on December 31, 2022.
(10)	Includes 3,000 unvested shares which will vest on December 31, 2022.
(11)	Includes 3,000 unvested shares which will vest on December 31, 2022.

The following table sets forth the beneficial ownership, as of March 15, 2022, of shares of each class of our preferred stock that is issued and outstanding for each director and named executive officer.

	Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock
Name of Beneficial Owner	Shares Owned	Percent of Class(1)	Shares Owned	Percent of Class(2)	Shares Owned	Percent of Class(3)
Andrew M. Sims	1,500	*	1,500	*	1,500	*
David R. Folsom	0	0	0	0	0	0
Edward S. Stein	0	0	0	0	0	0
Anthony E. Domalski	0	0	0	0	0	0
General Anthony C. Zinni	0	0	0	0	0	0
G. Scott Gibson IV	0	0	0	0	0	0
Herschel J. Walker	0	0	0	0	0	0
Maria L. Caldwell	0	0	0	0	0	0
All executive officers and directors as a group (9 persons)	1,500	*	1,500	*	1,500	*

*	Represents less than 1% of the number of shares of the relevant class of the Company’s stock.
(1)	Based on 1,510,000 shares of our Series B Preferred Stock issued and outstanding as of March 15, 2022.
(2)	Based on 1,384,610 shares of our Series C Preferred Stock issued and outstanding as of March 15, 2022.
(3)	Based on 1,165,000 shares of our Series D Preferred Stock issued and outstanding as of March 15, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and the beneficial owners of more than 10.0% of the common stock to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports.  To the best of our knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis during the 2021 fiscal year.  We are not aware of any beneficial owners of more than 10.0% of our common stock other than as disclosed in the Principal Holders Table.

PROPOSAL I - ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually.  The Board currently consists of seven (7) members.  Each director’s term of office expires at the Annual Meeting.  Each of the individuals named below has been nominated for election by holders of our common stock to the Board at the Annual Meeting to hold office until the 2023 annual meeting of stockholders and until their successors are elected and qualified.

David R. Folsom, Andrew M. Sims, Maria L. Caldwell, G. Scott Gibson IV, Edward S. Stein, Herschel J. Walker and General Anthony C. Zinni (the “Nominees”), have been nominated by the Board, as recommended by our NCGC Committee, for terms of one (1) year each.

Name	Position with the Company	Age as of the Annual Meeting	History of Service as a Director
David R. Folsom	Director, President and Chief Executive Officer	57	2011 - present
Andrew M. Sims	Chairman of the Board of Directors	65	2004 - present
Maria L. Caldwell	Director	58	2019 - present
G. Scott Gibson IV	Director	56	2017 - present
Edward S. Stein	Director	75	2004 - present
Herschel J. Walker	Director	60	2015 - present
Anthony C. Zinni	Director	78	2004 - present

The persons named as proxies in the enclosed proxy card intend to vote “FOR ALL” the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld.  Should one or more of the Nominees withdraw or be unable to serve (which the Board does not expect) or should any other vacancy occur in the Board, it is the intention of the persons named in the enclosed proxy card to vote “FOR ALL” the election of such persons as may be recommended by the NCGC Committee and the Board.  If there are no substitute nominees, the size of the Board may be reduced.

Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.  For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal I.

Pursuant to a board observer agreement between the Company and KWHP SOHO, LLC, the Company currently has one board observer.  The board observer is permitted to attend meetings of the Board and its committees in a non-voting, observer capacity only.

Biographical Information

The principal business experience of each Nominee and executive officer of the Company is set forth below.  The biographical information below also includes, for each Nominee, the particular experience, qualifications, attributes or skills that led the Board to nominate such Nominee to serve as a director of the Company.

Nominees for Directors

David R. Folsom is Sotherly’s President and Chief Executive Officer. He was appointed to the position of President in January 2011 and to the position of Chief Executive Officer in January 2020. Mr. Folsom was appointed as a director in 2011. As Chief Executive Officer, Mr. Folsom is responsible for developing and implementing Sotherly’s strategic business plan and managing all aspects of the Sotherly’s business. Prior to his appointment as Chief Executive Officer, Mr. Folsom served as Sotherly’s Chief Operating Officer since 2006. Prior to joining Sotherly, Mr. Folsom was Vice President of Paragon Real Estate, a Cleveland-based early stage real estate venture focusing on distressed multi-family assets in 2005. From 2001 to 2005, he was an investment banker with BB&T Capital Markets, where he served in the Real Estate Securities Group and Debt Capital Markets Groups. While at BB&T, Mr. Folsom participated in over 70 equity, debt and preferred stock underwritings, as well as financial advisory transactions across many industries. He was a member of the lead underwriting team that took Sotherly public in 2004. Mr. Folsom served as a commissioned officer in the U.S. Marine Corps, is a graduate of the U.S. Naval Academy and received a master of business administration degree from Georgetown University. In 2012, Mr. Folsom also acted as an adjunct professor at the College of William and Mary. He is also a director of The Sotherly Foundation, a charitable foundation established by Sotherly to provide assistance to veterans.

The Board concluded that Mr. Folsom has the relevant professional experience and skills to serve as director of the Sotherly because of his current positions as President and Chief Executive Officer of Sotherly, his past experience as Chief Operating Officer of Sotherly, as well as his past investment banking and real estate financing experience.

Andrew M. Sims is Sotherly’s Chairman of the Board and has served in such capacity since its inception in August 2004. In addition, Mr. Sims served as Sotherly’s Chief Executive Officer from our inception through December 31, 2019, and as President from our inception through December 31, 2010. He served as President of MHI Hotels Services LLC, which does business as Chesapeake Hospitality (“Chesapeake Hospitality”) from 1995 until August 2004 after serving for seven years as Vice President of Finance and Development. As President of Chesapeake Hospitality, Mr. Sims oversaw company operations as well as the areas of accounting and finance, marketing, development and franchise relations. Mr. Sims has a bachelor of science degree in commerce from Washington & Lee University.

The Board concluded that Mr. Sims has the relevant professional experience and skills to serve as director of Sotherly because he has spent over forty years in the hospitality industry and has experience operating, developing and owning hotel properties. Mr. Sims has held several positions in hotel management, including President of the hotel management company, Chesapeake Hospitality. Most recently, while he served as Chief Executive Officer, Mr. Sims developed and expanded our hotel portfolio and managed franchise, banking and third party service-provider relations. Mr. Sims’ employment agreement with Sotherly provides that Sotherly must nominate him to serve as a director and, subject to his election as a director, serve as Chairman of the Board.

Maria L. Caldwell became a director of Sotherly in 2019 and is a member of Sotherly’s Audit Committee.  Ms. Caldwell is the Chief Legal Officer and Director of Compliance Services of the National Association of State Boards of Accountancy (NASBA), a 110-year-old non-profit corporation that serves as a forum for the 55 boards of accountancy charged with regulating the CPA profession, and has served in that capacity and others since 2003.  From 1996 to 1999 Ms. Caldwell served as the General Counsel for Sirrom Capital Corporation, where she managed Sirrom’s initial public offering, numerous follow-on public equity and debt offerings, and an aggregate of over $300 million in private loan closings.  In addition, she developed and managed the corporate governance program, managed SEC reporting and investor relations, and advised Sirrom’s board on a range of matters.  Ms. Caldwell has also practiced law with both Bass, Berry & Sims and Gibson, Dunn & Crutcher in the areas of securities law, mergers and acquisitions, real estate, and corporate law.  Ms. Caldwell is a current member of the Tennessee Bar and a former member of the State Bar of California.  She received a juris doctor degree from Duke University School of Law and a bachelor of arts degree in economics from Fairfield University.

The Board concluded that Ms. Caldwell has the relevant professional experience and skills to serve as director of Sotherly because of her 22 years of experience as general counsel of publicly traded and international non-profit companies, including broad transactional, functional and regulatory experience in real estate acquisition and financing, as well as public equity and debt offerings.

G. Scott Gibson IV, Ph.D., became a director of Sotherly in 2017 and is a member of Sotherly’s Audit Committee.  Mr. Gibson joined the faculty of the William and Mary Mason School of Business in 2005, where he is currently the Zollinger Professor of Finance. From 2001 until 2005, he was a professor at the Cornell University School of Hotel Administration, where he continues as an online executive education instructor. Since 2005, he has served on the editorial board of Cornell Hotel and Restaurant Administration Quarterly. His research interests include hospitality financing strategies, real estate investment trusts, investor targeting, and conflicts of interest in the delegated investment management industry. His research has appeared in leading hospitality, real estate, and finance journals and in the financial press, including the Wall Street Journal, Financial Times, New York Times, Barons, Business Week, and Bloomberg. He was a professor at the University of Minnesota Carlson School of Management from 1996 to 2001. Prior to his academic career, he worked as an analyst with Fidelity Investments from 1987 to 1988 and as a credit team leader serving Fortune 500 clientele with HSBC Bank from 1988 to 1991. He has a bachelor of science degree in finance from Boston College and a doctor of philosophy in finance from Boston College.

The Board concluded that Mr. Gibson has the relevant professional experience and skills to serve as director of Sotherly because of his academic career focusing on the hospitality and REIT sectors for over 17 years, including extensive published research in these fields.

Edward S. Stein became a director of Sotherly upon completion of the Company’s initial public offering in December 2004, is chairman of Sotherly’s NCGC Committee and is a member of the Sotherly’s Audit Committee.  Mr. Stein is of counsel to the Norfolk, Virginia law firm of McIntyre Stein (formerly Wilson & McIntyre).  Prior to joining McIntyre Stein, he was a founding partner of the law firm of Weinberg and Stein, where he practiced from 1978 to 2014. Mr. Stein has practiced law in the areas of real estate, estate planning, probate, corporate law and business law since 1974. He is admitted to the Virginia Bar and is a member of the Norfolk and Portsmouth and Virginia Bar Associations. Mr. Stein received a bachelor of arts degree from Harvard University and a juris doctor degree from the University of Virginia School of Law.

The Board concluded that Mr. Stein has the relevant professional experience and skills to serve as director of Sotherly because he has spent more than 46 years practicing business, tax and corporate law and had served effectively as counsel for 14 years to MHI Hotels Services LLC. Mr. Stein also has developed and rehabilitated real estate and has experience in venture capital transactions.

Herschel J. Walker became a director of Sotherly in 2015 and is a member of Sotherly’s NCGC Committee.  Mr. Walker is the founder of H. Walker Enterprises, LLC and its subsidiary, Renaissance Man Food Services, LLC, a certified Minority Business Entity, and has served as Chief Executive Officer of each business since 2002.  As Chief Executive Officer of H. Walker Enterprises, Mr. Walker oversees a broad line of products on a national level.  He is also a recognized motivational speaker on a variety of business related topics for Fortune 500 companies and regional chapters of the National Minority Supplier Development Council.  Mr. Walker played football for the University of Georgia from 1980 to 1982, where he was a three-time All American and a recipient of the Heisman Trophy.  In 1999, he was inducted into the College Football Hall of Fame.  During Mr. Walker’s professional football career from 1983 to 1997, he played for the New Jersey Generals, Dallas Cowboys, Minnesota Vikings, Philadelphia Eagles, and New York Giants, and was selected to the USFL All-Star team in 1985 and the NFL Pro-Bowl in 1987 and 1988.  In addition to his football career, Mr. Walker was a member of the two-man U.S. bobsled team for the 1992 Winter Olympics, and is undefeated in professional mixed martial arts.

The Board concluded that Mr. Walker has the relevant professional experience and skills to serve as director of Sotherly because of his significant work ethic and accomplishments across many disciplines, including the successful leadership of H. Walker Enterprises.

General Anthony C. Zinni became a director of Sotherly in December 2004 upon completion of its initial public offering and is a member of Sotherly’s NCGC Committee. General Zinni served as a director at BAE Systems from 2001 to 2014, and served as Chief Executive Officer on an interim basis during 2009. General Zinni also served as a director of DynCorp International from 2006-2008 and served as the Executive Vice President of DynCorp International, from July 2008-December 2008. He retired from the U.S. Marine Corps after 39 years of service in October 2000. During his military career, General Zinni served as the Commanding General, First Marine Expeditionary Force from 1994 to 1996, and as Commander-in-Chief, U.S. Central Command from 1997 to 2000. General Zinni has participated in numerous humanitarian operations and Presidential diplomatic missions. In November 2001, General Zinni was appointed senior adviser and U.S. envoy to the Middle East by Secretary of State Colin Powell. Since November 2000, General Zinni has consulted in the areas of defense, military, national security, foreign policy and regional issues. Since 2008, he has served as a professor at Cornell University. In 2008, he also served as a professor at Duke University. General Zinni received a bachelor of arts degree in economics from Villanova University. He also earned a master of arts degree in international relations from Salve Regina College, a master of science degree in management and supervision from Central Michigan University, and honorary doctorate degrees from both the College of William and Mary and the Marine Maritime Academy.

The Board concluded that General Zinni has the relevant professional experience and skills to serve as director of Sotherly because he is a skilled and experienced leader who has a strong background in corporate governance. General Zinni’s leadership experience includes almost forty years in the U.S. Marine Corps and, more recently, as a director and executive officer of BAE Systems and DynCorp International, two large global security and defense public companies. General Zinni has served on four private company boards in addition to his public company board involvement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE ELECTION OF THE ABOVE NOMINEES.

Executive Officers of the Company Who Are Not Directors

Anthony E. Domalski, age 60, is Sotherly’s Vice President, Secretary, and Chief Financial Officer, the latter being a position to which he was appointed as of January 1, 2013. Prior to this role, Mr. Domalski served as Sotherly’s Chief Accounting Officer since May 2005. He joined Sotherly in May 2005 and was appointed an officer by the Board in July 2006. A certified public accountant, he is responsible for financial analysis, cash management, investment, risk management and financial and tax reporting. From 2001 to 2005, Mr. Domalski served as Chief Financial Officer for SwissFone, Inc., a Washington, D.C. based telecommunications company, where he assisted in a management-led buyout of the U.S. international wholesale division from Swisscom, AG. Prior to his tenure at SwissFone, Inc., Mr. Domalski held several other senior financial positions in the telecommunications and hospitality industry and spent nine years at a local public accounting firm. Mr. Domalski is a member of the American Institute of Certified Public Accountants. Mr. Domalski received a bachelor of science degree in accounting and finance from the University of Maryland.

Scott M. Kucinski, age 40, is Sotherly’s Executive Vice President and Chief Operating Officer, a position to which he was appointed as of January 1, 2020.  Mr. Kucinski joined the Company in 2004 as Development Analyst, and since 2014 has served as the Company’s Vice President – Operations and Investor Relations.  In that role, he has helped oversee the Company’s corporate operations activities including capital markets transactions, acquisitions and dispositions, asset management, investor relations, and compliance matters.  Mr. Kucinski received a bachelor of arts degree from Washington and Lee University and holds a masters of business administration degree from the Mason School of Business at the College of William and Mary.

Board Diversity Matrix

Below is the Board Diversity Matrix showing the composition of the Company’s board of directors as March 25, 2022:

Board Diversity Matrix (as of March 25, 2022)
	Female	Male	Non-Binary	Did Not Disclose Gender
Total Number of Directors	7
Part I: Gender Identity
Directors	1	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Meetings and Certain Committees of the Board

The Board conducts its business through meetings of the Board and through its committees.  The Board has two (2) standing committees: the NCGC Committee and an Audit Committee.  During the fiscal year ended December 31, 2021, the Board held four (4) regular meetings and three (3) special meetings.  No incumbent director of the Company attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period.  All of the Company’s directors, except for director Zinni, telephonically attended the Company’s 2021 annual meeting of stockholders.

Independent Directors

All of the members of the Audit Committee and the NCGC Committee and a majority of the Board must meet the test of “independence” as defined by the listing standards of the NASDAQ® Stock Market or NASDAQ.  The NASDAQ standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board has a responsibility to make an affirmative determination that a director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment.  The Board has determined that each of directors Caldwell, Gibson, Stein, Walker and Zinni satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the Board.  Therefore, we believe that each of such directors is independent under the NASDAQ rules.

The NCGC Committee is currently comprised of directors Stein, Walker and Zinni.  All members of the NCGC Committee are independent in accordance with the listing standards of the NASDAQ.  This standing committee determines the salary for the Chairman of the Board, the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, the Vice President and Chief Financial Officer, and the General Counsel.  The purpose of the NCGC Committee is to make recommendations to the Board regarding corporate governance policies and practices, recommend criteria for membership on the Board, make recommendations to the Board of potential director nominees, make recommendations to the Board concerning the membership, size and responsibilities of each of the committees, develop general policies relating to compensation and benefits, determine compensation for, and evaluate the performance of, our executive officers and administer our 2013 Plan.  The NCGC Committee met one (1) time during fiscal year 2021.  The NCGC Committee has adopted a written charter that was amended on October 25, 2021 and sets forth the specific functions and responsibilities of the committee.  The NCGC Committee reviews and assesses the adequacy of its written charter on an annual basis.  The amended NCGC Committee charter is available on our website at www.sotherlyhotels.com.

The Audit Committee, a standing committee, is currently comprised of directors Gibson, Caldwell and Stein.  The Board has determined that G. Scott Gibson, chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  All members of the Audit Committee are independent in accordance with the listing standards of the NASDAQ.  The Audit Committee meets with the independent registered public accounting firm to discuss the annual audit and any related matters.  The Audit Committee is further responsible for internal controls over financial reporting.  The Audit Committee met eleven (11) times in fiscal year 2021. The Audit Committee has adopted a written charter that was amended on October 25, 2021 and sets forth the specific functions and responsibilities of the committee.  The amended Audit Committee charter is available on our website at www.sotherlyhotels.com.

Risk Oversight

The Chief Financial Officer has responsibility for the day-to-day risk management functions of the Company and reports directly to the Audit Committee regarding issues related to risk management for the Audit Committee’s review and assessment.  The Audit Committee meets with the Chief Financial Officer to review and discuss the Company’s risk management and related policies and procedures.  The Audit Committee meets as often as and to the extent that the Audit Committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year’s financial statements.

Additionally, the charters of the Board’s committees delegate to the committees various elements of the Board’s risk oversight responsibility.  For example, our Audit Committee is responsible for periodically inquiring of management, our internal audit consultants and the independent auditors about the Company’s major financial and operational risks or exposures (including cyber-related risks); discussing the steps management has taken to monitor and control such exposures; and discussing guidelines and policies with respect to risk assessment and risk management.  Our NCGC Committee oversees risks associated with our corporate governance guidelines; our executive compensation plans and arrangements; and our code of business conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest.  All these risks are discussed with the entire Board as often as and to the extent that the committees deem necessary or appropriate.

Report of the Audit Committee

For the fiscal year ended December 31, 2021, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the Company’s independent registered public accounting firm, Dixon Hughes Goodman LLP, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission, and (iii) received the written disclosures and letter from Dixon Hughes Goodman LLP required by the applicable requirements of the PCAOB regarding Dixon Hughes Goodman LLP’s communications with the Audit Committee concerning independence and discussed with Dixon Hughes Goodman LLP its independence.  Based on the foregoing review and discussions, the

Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee:

G. Scott Gibson IV - Chairman

Edward S. Stein

Maria L. Caldwell

Director Nomination Process

The Board is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes and skills appropriate for functioning effectively as a board.  The NCGC Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience and makes recommendations to the Board of potential nominees.  When recommending candidates, the NCGC Committee assesses the Board’s size and composition; corporate governance policies; applicable listing standards and laws; individual director performance, expertise and willingness to serve actively; the number of other public and private company boards on which a director candidate serves; consideration of director nominees proposed or recommended by stockholders and related policies and procedures; and other appropriate factors.  Characteristics expected of all directors include integrity, high personal and professional ethics, strong professional reputation and record of achievement, constructive and collegial personal attributes, sound business judgment and the ability and commitment to devote sufficient time and energy to board service.  There are no minimum qualifications that the NCGC Committee has established for a candidate recommended to the Board by the NCGC Committee.  The NCGC Committee does not have a diversity policy; however, the NCGC Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts.  In evaluating the suitability of individual Board members, the NCGC Committee takes into account many factors, including general understanding of marketing and finance; understanding of our business; education and professional background; personal accomplishment; diversity of viewpoint; business expertise; and industry knowledge.  The Board, through the NCGC Committee, evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.  The NCGC Committee evaluates each incumbent director to determine whether such person should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the Board during the current term.

In recommending candidates to the Board, the NCGC Committee will consider nominees recommended by stockholders so long as the recommendation is submitted to our corporate secretary within the timeframe required to request a proposal that will be included in the proxy materials for our next annual meeting of stockholders.  However, the NCGC Committee may, in its sole discretion, reject any such recommendation for any reason.

Andrew M. Sims’ employment agreement with us provides that we must nominate him to serve as a director.  The nomination right provided for under Andrew M. Sims’ employment agreement is subject to the determination of the NCGC Committee, in connection with each annual or special meeting of stockholders at which directors will be elected, that the nominee satisfies the standards established by the committee for service on the Board.  If Andrew M. Sims fails to be nominated to our Board or is involuntarily removed from our Board, unless for cause or vote by the stockholders, he, David R. Folsom, and Anthony E. Domalski each will receive, among other things, a severance payment equal to three (3) times his respective combined salary base and actual bonus compensation for the preceding fiscal year.  Andrew M. Sims is not independent under the corporate governance standards of the NASDAQ.

The Board believes that its procedures comply with the requirements of the NASDAQ and provide adequate assurance that nominations are approved by independent directors.

Leadership Structure

Our Board remains committed to maintaining strong corporate governance and appropriate independent oversight of management.  The Board has given careful consideration to our Company’s leadership structure and, pursuant to the Company’s succession plan, has determined that our Company and our stockholders are best served by separating the roles of Chairman and Chief Executive Officer.  Currently, Andrew M. Sims serves as Chairman of the Board as an officer of the Company, and David R. Folsom serves as the Company’s President and Chief Executive Officer.  Mr. Sims, as Chairman, provides guidance to the Chief Executive Officer; presides over meetings of the Board and sets the agenda for meetings of the Board; and advises the Company on strategic matters and major transactions, including acquisitions, dispositions, franchising and branding decisions, as well as capital market transactions.  Mr. Folsom, as President and Chief Executive Officer, manages the day-to-day operations of the Company and sets and implements the Company policy and strategy established by the Board.  Mr. Sims has significant experience as Chairman, including serving as the Chairman of the Board since the Company’s initial public offering in 2004, and Mr. Folsom has significant experience as a senior executive, including serving as the Company’s Chief Operating Officer from 2006 until 2019 and its President since 2011.  In the view of the Board, this structure (i) ensures that the Board’s agenda reflects our strategic challenges and opportunities; (ii) ensures that the Board is presented with information required for it to fulfill its responsibilities; (iii) ensures that Board meetings are as productive and effective as possible; (iv) promotes coordinated leadership and direction for the Board and executive management; and (v) allows for a clear focus for the chain of command to execute the Company’s strategic initiatives and business plan.  The Board believes that this leadership structure is also appropriate given the size of the Company.

The Board and its committees oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives.  Each of the Board’s committees is composed entirely of independent directors.  Consequently, independent directors directly oversee such critical matters as the compensation of executive management, including the compensation of Andrew M. Sims and David R. Folsom, the selection and evaluation of directors and the development and implementation of corporate governance programs.  The independent directors conduct annual performance reviews of the Chairman and the Chief Executive Officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of senior leadership.  In addition, the NCGC Committee oversees the processes by which Andrew M. Sims and David R. Folsom are evaluated.  The Board believes that the Company’s corporate governance documents, which are available on the Company’s website, help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain the Company’s commitment to the highest quality corporate governance.  Pursuant to these governance principles, independent Board members meet as often as and to the extent that the independent directors deem necessary or appropriate at executive sessions without management present.

Our Board has designated Edward S. Stein, the chairman of the NCGC Committee, to serve as the lead independent director.  The lead independent director serves as chairman of meetings of the independent directors.  The lead independent director, a separate and independent position from the chairman, calls meetings, supervises the conduct of meetings of the independent directors, records the minutes and reports meeting results and any decisions of the independent directors to our chairman and facilitates communication between the independent directors, the chairman and management.  The position held by Edward S. Stein ensures effective corporate governance for our Company.

NCGC Committee Interlocks and Insider Participation

The NCGC Committee consists of Mr. Stein, Mr. Zinni, and Mr. Walker.  None of the members of our NCGC Committee is or has been one of our employees or officers.  None of our executive officers currently serves, or during the past fiscal year has served, as a member of the Board or compensation committee of another entity that has one or more executive officers serving on our Board or our NCGC Committee.

Stockholder Communications

The Board does not have a formal process for stockholders to send communications to the Board.  In view of the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary.  Written communications received by our Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting.  The Board encourages, but does not require, directors to attend the annual meeting of stockholders.

Prohibition on Hedging

Our insider trading policy prohibits the Company’s directors, officers, key employees and their respective family members from trading any interest or position relating to the future price of Company securities, such as a put, call or short sale.

DIRECTOR AND EXECUTIVE COMPENSATION

The NCGC Committee is responsible for developing our policies relating to compensation and benefits, determining compensation for, and evaluating the performance of, certain of our executive officers, and administering the 2013 Plan.  The NCGC Committee determines and approves compensation for our Chairman and our Chief Executive Officer, and approves compensation for our Chief Financial Officer as determined by our Chief Executive Officer.  These three (3) individuals are our most highly paid executive officers and we refer to these three (3) executive officers as our named executive officers.

The NCGC Committee reviews and approves, at least annually, corporate goals and objectives relevant to the compensation of the Chairman and CEO.  The NCGC Committee also:

•	Evaluates at least annually the performance of the Company’s named executive officers in light of the corporate goals and objectives;
•

At least annually, either as the NCGC Committee or together with the other independent directors, as directed by the Board, in light of the corporate goals and objectives and the performance evaluations: (i) determines and approves the compensation of the Chairman and CEO, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation; and (ii) approves the compensation for the CFO and COO based on recommendations from the Chairman and CEO;

•	Administers the Company’s incentive compensation plans and equity-based plans;
•

Reviews, as the NCGC Committee considers appropriate in setting named executive officer compensation, the Company’s performance’s and relative stockholder return, compensation at comparable companies, past years’ compensation to the Company’s named executive officers and other relevant factors; and

•

Reviews and approves all employment agreements, separation and severance agreements and other compensatory contracts, arrangements, perquisites and payments with respect to the Chairman and CEO, and reviews and makes recommendations to the Board regarding all such agreements, contracts, arrangements, perquisites and payments with respect to other executive officers.

In any deliberations or voting to determine the compensation of the Chairman or CEO, neither the Chairman nor the CEO may be present; however, in any deliberations regarding the compensation of other executive officers, the NCGC Committee may elect to invite the Chairman or the CEO to be present but not vote.

The NCGC Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers.  The NCGC Committee’s guidelines for compensation of our named executive officers are designed to provide fair and competitive levels of total compensation while linking elements of compensation with performance.  A further objective of our compensation policies is to provide incentives and reward named executive officers for their contribution to our Company.  To that end, the NCGC Committee believes executive compensation packages provided by us to the named executive officers should include cash compensation that rewards performance as measured against established goals.  The NCGC Committee takes into account our named executive officers’ existing ownership of the Company’s common stock and allocations of common stock made to the executives’ participant accounts pursuant to the Company’s ESOP, which the NCGC Committee believes aligns the interests of our named executive officers with that of our stockholders and encourages a focus on long-term value creation.

It was favorably noted by the NCGC Committee that our stockholders overwhelmingly approved our executive compensation program at the 2021 annual meeting. Holders of approximately 4.0 million shares of our common stock, or approximately 91.9% of the total votes cast (without regard to broker non-votes or abstentions), voted for the advisory vote approving executive compensation.  The NCGC Committee generally considered the results of the 2021 advisory vote on executive compensation and considered these voting results as supportive of the NCGC Committee’s general executive compensation practices.

The NCGC Committee has not retained or obtained the advice of a compensation consultant.

Elements of our Compensation Plan

Elements of compensation for our named executive officers have historically consisted principally of base salary, cash performance bonuses, and non-discretionary allocations pursuant to the Company’s ESOP.  In order to address the liquidity concerns raised by the impacts of the COVID-19 pandemic, the Company, with the agreement of the affected executive employees, approved the waiver of the payment of cash performance bonuses for 2021 by such executives and implemented reductions in the cash salary payments to such executives.  On January 21, 2022, in recognition of service to the Company and taking into account the reduced cash salaries and lack of any cash bonuses, the Company granted stock awards to certain of our executives pursuant to the 2013 Plan and approved the issuance of deferred stock awards to certain of our executives pursuant to the 2022 Plan (subject to approval of the 2022 Plan by the shareholders).  In determining each element of compensation for each named executive officer, the NCGC Committee primarily considers the following elements:

•	market data relating to an identified peer group;
•	third-party compensation surveys for the lodging industry and, when applicable, compensation at comparable companies;
•	company performance in light of specified goals and guidance and taking into account general market conditions;
•	recommendations of the Chairman and Chief Executive Officer;
•	individual performance of the named executive officers;
•	the terms of each named executive officer’s employment agreement;
•	past years’ compensation paid to the Company’s named executive officers; and
•	allocations to the named executive officer’s participant accounts pursuant to the Company’s ESOP.

For 2021, executive compensation included three main components: (i) annual base salary, subject to agreed reductions; (ii) stock awards; and (iii) non-discretionary allocations pursuant to the Company’s ESOP.

Principles and Objective of the Compensation Plan

The following table summarizes the primary components and rationale of the Company’s compensation philosophy and the pay elements that support that philosophy.

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should be designed to attract and retain outstanding managers

The principal objective of the Company’s executive compensation plan has been and is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.

All elements (salary, annual cash bonus, ESOP allocations, restricted stock awards, health and welfare benefits, change in control severance agreements)
Compensation should provide fair and competitive levels of total compensation

To attract and reduce the risk of losing the services of valuable executive officers but avoid the expense of excessive pay, compensation should be competitive. The NCGC Committee assesses the competitiveness of the Company's compensation to its executive officers by comparison to compensation of executive officers at similar public companies, based on available proxy statement data and other data, or by reviewing publicly available third-party surveys to understand developments in compensation in the lodging sector.

All elements
Elements of compensation should be linked with performance

Performance-based pay aligns the interest of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. The executive officers were historically eligible to receive a cash bonus in target amounts between 25%-35% of their base salary, subject to consideration of the performance metrics described under the heading “Cash Bonus Plan”.  In connection with the waiver of cash bonuses by each of the executive officers, the Cash Bonus Plan was suspended due to liquidity restrictions as a result of the impact of COVID-19.  In recognition of the waiver by the executive officers of certain cash compensation and their service to the Company during the prior year, the NCGC Committee conditionally approved additional issuances of common stock.

Cash bonus/stock awards
Compensation should align the interests of our executive officers with those of our stockholders

The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to the Company’s peers, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term contributions to the Company.  The NCGC Committee takes into account significant existing equity ownership positions of our named executive officers.

Non-discretionary ESOP allocations, restricted stock awards
Compensation should provide incentives and reward named executive officers for their contribution to our Company

The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals. The Company’s executive compensation plan should reflect this work environment and reward the executive officers for meeting or exceeding performance expectations.

All elements

Base Salary

The original base salary amounts of the named executive officers were provided for in their respective employment agreements and are subject to adjustment pursuant to the terms of those agreements.  In setting base salaries, and annually considering adjustments, the NCGC Committee uses an evaluation process considering the named executive officer’s position, level and scope of responsibility and an evaluation of base salaries and other benefits of other executive officers of comparable companies, including an analysis of our Company’s current operating results.  The 2021 annual base salaries for the named executive officers are provided in the Summary Compensation Table.  For 2021, the named executive officers each agreed to reductions in their base salary and waived their cash bonuses in recognition of the impact of COVID-19.  The reduction of the base cash salary payments was considered when making stock awards as described below.

For 2022, the NCGC Committee approved annual base salaries for Mr. Sims, Mr. Folsom, and Mr. Domalski of $500,000, $495,000, and $352,360, respectively.

Cash Bonus Plan

Under our employment agreements with the named executive officers, each named executive officer is eligible to receive a cash bonus in target amounts between 25%-35% of base salary.  In past years, the NCGC Committee reviewed these agreements and structured a cash bonus plan that may award above or below the 25%-35% target range indicated in the agreements subject to consideration of the following:

•	stock performance relative to our Company peer group; and
•	realizing the 2021 corporate goals and objectives and other personal goals established by our Board based on recommendations from our Chief Executive Officer.

As a result of the waiver of cash bonuses by the executives in 2021, the NCGC Committee did not approve any cash bonuses for 2021 in order to preserve liquidity due to the impact of COVID-19.  Instead, the NCGC Committee approved the following stock awards to our named executive officers based on the criteria set forth immediately above: on January 21, 2022, 72,816, 48,246 and 32,675 vested shares of our Company’s common stock to Andrew M. Sims, David R. Folsom, and Anthony E. Domalski, respectively, based on performance in fiscal year 2021.  These stock awards are intended to be issued pursuant to the Company’s 2022 Long-Term Incentive Plan, subject to shareholder approval of the 2022 Plan.

Employee Stock Ownership Plan

The Company sponsors and maintains the Sotherly Hotels Inc. ESOP and related trust for the benefit of its eligible employees.  Employees who are at least 21 years old with at least one year of service during which the employee has completed at least 1,000 hours of service with the Company are eligible to participate.  On December 29, 2016, the Company entered into a loan agreement with the ESOP pursuant to which the ESOP may borrow up to $5,000,000 from the Company to purchase shares of the Company’s common stock (“ESOP Loan”).  Between January 3, 2017 and February 23, 2017, the ESOP purchased 682,500 shares of the Company’s common stock in the open market.  In accordance with the ESOP Loan documents, the common stock purchased by the ESOP serves as collateral for the ESOP Loan.  The ESOP Loan will be repaid principally from discretionary contributions by the Company to the ESOP over a period ending no later than December 29, 2036.  The interest rate on the ESOP Loan is 2.5% and the ESOP Loan documents provide that the ESOP Loan may be repaid over a shorter period, without penalty for prepayments.  Shares purchased by the ESOP are held in a suspense account for allocation among participants as contributions are made to the ESOP by the Company.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP Loan will be allocated among ESOP participants on the basis of compensation in the year of allocation.  Participants will generally be 100% vested in their ESOP account balances upon completion of five years of credited service.  A participant’s interest in his or her account under the ESOP will also fully vest in the event of termination of service due to normal retirement, death, or disability.  Distributions of vested ESOP account balances will be made in cash, provided that the participant will have the right to request a stock distribution, subject to the Company’s governing documents and applicable law.  The Company contributions to the ESOP are discretionary, subject to the ESOP Loan documents and tax law limits.  Pursuant to generally accepted accounting principles, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released or committed to be released from the suspense account.

Restricted Stock Awards

The NCGC Committee may, in connection with the entry into employment agreements and pursuant to the 2013 Plan, grant restricted stock awards to our named executive officers.

Pursuant to Mr. Domalski’s current employment agreement with the Company dated as of January 1, 2018, the Company issued 25,000 restricted shares of common stock to Mr. Domalski on January 1, 2018, which vest in equal amounts of 5,000 shares over a five-year period during Mr. Domalski’s employment on December 31 of each year, commencing December 31, 2018 and ending December 31, 2022.

Pursuant to his employment agreement, Mr. Folsom received a restricted stock award of 30,000 restricted shares of the Company’s common stock on January 1, 2020.  The shares are subject to various vesting criteria, with the shares vesting at the latest upon the execution of a new or successor employment agreement between the parties at any time on or before December 31, 2024.  In that case, the shares shall vest and be delivered in five equal installments of six thousand (6,000) shares each year for five (5) years, with the first installment vesting on the date of execution of the new or successor agreement, and subsequent installments vesting on each anniversary of such execution.  In the event that Mr. Folsom’s employment is terminated by the Company for cause, by Mr. Folsom without good reason, or by virtue of the expiration of Mr. Folsom’s employment agreement as a result of the Mr. Folsom’s election not to renew Mr. Folsom’s employment agreement, the full amount of the restricted shares shall be forfeited.  In the event that the restricted shares vest as described above, the new or successor employment agreement between the parties shall provide for accelerated vesting of any undelivered and/or unvested amount of shares in the event that Mr. Folsom’s employment is terminated, prior to the expiration of the five-year vesting period, by the Company without cause, as a result of Mr. Folsom’s death or disability, or by the Mr. Folsom for good reason, in each case as may be defined in such new or successor agreement.

Pursuant to Mr. Kucinski’s current employment agreement with the Company dated as of January 1, 2020, the Company issued 15,000 restricted shares of common stock to Mr. Kucinski on January 1, 2020, which vest in full on the earlier of: (i) December 31, 2024 or (ii) upon death, disability, termination without cause, or resignation for good reason.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by Andrew M. Sims, David R. Folsom, and Anthony E. Domalski during the past three (3) fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Andrew M. Sims, Chairman	2021	462,242	0	170,684	(1)	71,199	(7)	704,126
	2020	444,473	0	197,270	(2)	77,643	(8)	719,386
	2019	602,371	149,500	—		111,598	(9)	863,469

David R. Folsom, President and CEO	2021	480,285	0	166,290	(3)	85,976	(7)	732,552
	2020	439,021	0	421,733	(4)	83,421	(8)	944,174
	2019	408,517	98,000	—		100,376	(9)	606,892

Anthony E. Domalski, Vice President, CFO and Secretary	2021	340,250	0	82,921	(5)	80,697	(7)	503,868
	2020	319,687	0	97,722	(6)	77,456	(8)	494,865
	2019	342,375	66,000	—		95,650	(9)	504,023

1

Represents the aggregate dollar value of (i) a stock award of 11,681 shares of common stock calculated by multiplying the closing market price of our common stock of $2.02 on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a deferred stock award of 72,816 shares of common stock calculated by multiplying the closing market price of our common stock of $2.02 on January 21, 2022, the date of the conditional award, as reported on the NASDAQ, by the number of shares of stock awarded.

2

Represents the aggregate dollar value of (i) a restricted stock award of 13,401 shares of common stock calculated by multiplying the closing market price of our common stock of $2.88 on December 17, 2020, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a stock award of 53,971 shares of common stock calculated by multiplying the closing market price of our common stock of $2.94 on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

3

Represents the aggregate dollar value of (i) a stock award of 34,076 shares of common stock calculated by multiplying the closing market price of our common stock of $2.02 on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a deferred stock award of 48,246 shares of common stock calculated by multiplying the closing market price of our common stock of $2.02 on January 21, 2022, the date of the conditional award, as reported on the NASDAQ, by the number of shares of stock awarded.
4

Represents the aggregate dollar value of (i) a restricted stock award of 30,000 shares of common stock calculated by multiplying the closing market price of our common stock of $6.78 on December 31, 2019, the date on which the common stock last traded immediately prior to the date of the award, as reported on the NASDAQ, by the number of shares of stock awarded (pursuant to Mr. Folsom’s current employment agreement with the Company dated as of January 1, 2020, the Company issued 30,000 restricted shares of common stock to Mr. Folsom on January 1, 2020, which vest as described in the section titled “Restricted Stock Awards” above); (ii) a restricted stock award of 39,694 shares of common stock calculated by multiplying the closing market price of our common stock of $2.88 on December 17, 2020, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (iii) a stock award of 35,379 shares of common stock calculated by multiplying the closing market price of our common stock of $2.94 on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

5

Represents the aggregate dollar value of (i) a stock award of 8,375 shares of common stock calculated by multiplying the closing market price of our common stock of $2.02 on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a deferred stock award of 32,675 shares of common stock calculated by multiplying the closing market price of our common stock of $2.02 on January 21, 2022, the date of the conditional award, as reported on the NASDAQ, by the number of shares of stock awarded.

6

Represents the aggregate dollar value of (i) a restricted stock award of 9,608 shares of common stock calculated by multiplying the closing market price of our common stock of $2.88 on December 17, 2020, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a stock award of 23,827 shares of common stock calculated by multiplying the closing market price of our common stock of $2.94 on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

7

Includes the Company contributions to the 401(k) plan in the amount of $8,700 for each of Andrew M. Sims, David R. Folsom, and Anthony E. Domalski in 2021.  Includes insurance premiums paid by our Company for life insurance policies for the named executive officers in the amount of approximately $0 for Mr. Sims, $4,899 for Mr. Folsom, and $2,685 for Mr. Domalski in 2021.  Includes insurance premiums paid by our Company for health insurance policies for the named executive officers in the amount of approximately $26,377 for Mr. Sims, $39,033 for Mr. Folsom, and $39,033 for Mr. Domalski in 2021.  Includes insurance premiums paid by our Company for long-term disability insurance policies for the named executive officers in the amount of approximately $9,699 for Mr. Sims, $6,921 for Mr. Folsom, and $3,855 for Mr. Domalski in 2021.  Includes ESOP allocation in the amount of $26,423 for each of Andrew M. Sims, David R. Folsom, and Anthony E. Domalski in 2021, which represents the dollar value of the ESOP share allocation multiplied by the closing market price of our common stock of $2.09 on December 31, 2020, the effective date of the allocation.

8

Includes the Company contributions to the 401(k) plan in the amount of $9,090 for each of Andrew M. Sims and David R. Folsom, and $7,792 for Anthony E. Domalski in 2020.  Includes insurance premiums paid by our Company for life insurance policies for the named executive officers in the amount of approximately $11,510 for Mr. Sims, $4,899 for Mr. Folsom, and $2,685 for Mr. Domalski in 2020.  Includes insurance premiums paid by our Company for health insurance policies for the named executive officers in the amount of approximately $26,110 for Mr. Sims, $38,607 for Mr. Folsom, and $38,607 for Mr. Domalski in 2020.  Includes insurance premiums paid by our Company for long-term disability insurance policies for the named executive officers in the amount of approximately $5,864 for Mr. Sims, $5,756 for Mr. Folsom, and $3,302 for Mr. Domalski in 2020.  Includes ESOP allocation in the amount of $25,069 for each of Andrew M. Sims, David R. Folsom, and Anthony E. Domalski in 2020, which represents the dollar value of the ESOP share allocation multiplied by the closing market price of our common stock of $2.50 on December 31, 2020, the effective date of the allocation.

9

Includes the Company contributions to the 401(k) plan in the amount of $11,200 for each of Andrew M. Sims, David R. Folsom, and Anthony E. Domalski in 2019.  Includes insurance premiums paid by our Company for life insurance policies for the named executive officers in the amount of approximately $11,510 for Mr. Sims, $4,899 for Mr. Folsom, and $2,685 for Mr. Domalski in 2019.  Includes insurance premiums paid by our Company for health insurance policies for the named executive officers in the amount of approximately $24,334 for Mr. Sims, $36,018 for Mr. Folsom, and $36,018 for Mr. Domalski in 2019.  Includes insurance premiums paid by our Company for long-term disability insurance policies for the named executive officers in the amount of approximately $30,367 for Mr. Sims, $14,072 for Mr. Folsom, and $11,560 for Mr. Domalski in 2019.  Includes ESOP allocation in the amount of $34,187 for each of Andrew M. Sims, David R. Folsom, and Anthony E. Domalski in 2019, which represents the dollar value of the ESOP share allocation multiplied by the closing market price of our common stock of $6.78 on December 31, 2019, the effective date of the allocation.

Outstanding Equity Awards at Fiscal Year End

	Stock awards
Name	Number of shares of stock that have not vested (#)		Market value of shares that have not vested ($)
Andrew M. Sims, Chairman	—		—
David R. Folsom, President and CEO	30,000	(1)	62,700	(3)
Anthony E. Domalski, Vice President, CFO and Secretary	5,000	(2)	10,450	(3)

1

Pursuant to Mr. Folsom’s employment agreement with the Company dated as of January 1, 2020, Mr. Folsom was issued 30,000 restricted shares on January 1, 2020, which vest as described in the section titled “Restricted Stock Awards” above.

2

Pursuant to Mr. Domalski’s employment agreement with the Company dated as of January 1, 2018, Mr. Domalski was issued 25,000 restricted shares on January 1, 2018, which vest in equal amounts of 5,000 shares over a five-year period during Mr. Domalski’s employment on December 31 of each year, commencing December 31, 2018, and ending December 31, 2022.

3

Represents the dollar value of shares of common stock calculated by multiplying the closing market price of our common stock of $2.09 on December 31, 2021, as reported on the NASDAQ, by the number of shares.

No other compensation has been awarded to, earned by or paid to any of our named executive officers which is required to be reported in the above tables.

2021 Base Salary

For 2021, Andrew M. Sims received $462,242 in base cash salary, pursuant to the terms of his employment agreement, which amount takes into account the waiver of $23,596 in base cash salary.  For 2021, David R. Folsom received $480,285 in base cash salary, pursuant to the terms of his employment agreement, which amount takes into account the waiver of $68,834 in base cash salary.  For 2021, Anthony E. Domalski received $340,250 in base cash salary, pursuant to the terms of his employment agreement, which amount takes into account the waiver of $16,918 in base cash salary.  For 2021, the named executive officers waived a portion of their respective cash salaries in order to preserve liquidity due to the impact of COVID-19.  The reduction of the cash salary amount was considered when making the stock awards described below.

2021 Bonuses Awarded

In order to preserve liquidity, the NCGC Committee did not award any cash bonuses to the named executive officers for fiscal year 2021.  In lieu of cash bonuses, the NCGC Committee issued stock awards to the named executive officers as described below.  In making its decisions, the NCGC Committee considered the factors described above under the caption “Cash Bonus Plan.”

Stock Awards Granted

Pursuant to Mr. Domalski’s current employment agreement with the Company dated as of January 1, 2018, the Company issued 25,000 restricted shares of common stock to Mr. Domalski on January 1, 2018, which vest in equal amounts of 5,000 shares over a five-year period during Mr. Domalski’s employment on December 31 of each year, commencing December 31, 2018 and ending December 31, 2022.

Pursuant to Mr. Folsom’s current employment agreement with the Company dated as of January 1, 2020, the Company issued 30,000 restricted shares of common stock to Mr. Folsom on January 1, 2020, which vest as described in the section titled “Restricted Stock Awards” above.

Pursuant to the 2013 Plan, on January 21, 2022 the NCGC Committee awarded shares of our Company’s common stock to the named executive officers for fiscal year 2021 of 11,681, 34,076 and 8,375 vested shares to Andrew M. Sims, David R. Folsom, and Anthony E. Domalski, respectively, in lieu of the portion of cash salary that was waived by each named executive officer.

On January 21, 2022 the NCGC Committee approved deferred stock awards of our Company’s common stock for fiscal year 2021 of 72,816, 48,246 and 32,675 shares to Andrew M. Sims, David R. Folsom, and Anthony E. Domalski, respectively, based on performance in fiscal year 2021.  These stock awards are intended to be issued pursuant to the Company’s 2022 Long-Term Incentive

Plan, subject to shareholder approval of the 2022 Plan.  In making its decision, the NCGC Committee considered the factors described above under the caption “Cash Bonus Plan”.

OPTION EXERCISES AND STOCK VESTED

The Company has not granted any stock option awards to the named executive officers. The following table sets forth information with respect to the vesting of the named executive officers' restricted common stock during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew M. Sims, Chairman	13,401	30,286(1)

David R. Folsom, President and CEO	39,694	89,708(1)

Anthony E. Domalski, CFO	14,608	32,164(2)

1	For purposes of this table, the market value per vested share of common stock is assumed to be the closing market price per common share of $2.26 on December 1, 2021, the vesting date.
2

For purposes of this table, as to 9,608 of the vested shares, the market value per vested share of common stock is assumed to be the closing market price per common share of $2.26 on December 1, 2021, the vesting date for those shares.  As to 5,000 of the vested shares, the market value per vested share of common stock is assumed to be the closing market price per common share of $2.09 on December 31, 2021, the vesting date for those shares.

Employment Agreements

Our current employment agreements with our named executive officers, provide for each executive’s annual salary and possible additional compensation in the form of cash bonus and restricted stock awards.  Each current executive will receive customary benefits, including a term life insurance policy of $1.0 million and disability insurance in an amount so that each executive will receive monthly payments equal to one-half of each executive’s monthly salary payment in the event of disability.  As described below, the current employment agreements provide our executives with severance benefits if such executive’s employment ends under certain circumstances including a change in control.  We believe that the current employment agreements will benefit us by helping to retain Mr. Sims, Mr. Folsom, and Mr. Domalski and by allowing such executives to focus on their duties without the distraction of the concern for their personal situation in the event of a possible change in control of our Company.

Our current employment agreements with Mr. Sims, Mr. Folsom, and Mr. Domalski contain provisions providing for substantial payments to these executives in the event of a change of control of our Company.  Specifically, if we terminate these executive’s employment without cause or the executive resigns with good reason, which includes a failure to nominate Andrew M. Sims to our Board or his involuntary removal from our Board, unless for cause or by vote of the stockholders, or if there is a change of control, each of these executives is entitled to the following:

•	any accrued but unpaid salary and bonuses;
•	vesting of any previously issued stock options or restricted stock;
•	payment of the executive’s life, health and disability insurance coverage for a period of five (5) years following termination;
•	any unreimbursed expenses; and
•

a severance payment equal to three (3) times the executive’s combined salary and actual bonus compensation for the preceding fiscal year, to be paid within five (5) days of such executive officer’s last day of employment.

Mr. Folsom’s current employment agreement also provides that the complete liquidation or dissolution of the Company constitutes a change in control.  In the event that the Company elects not to renew the Mr. Folsom’s employment agreement, Mr. Folsom is entitled to receive the following: (i) any accrued but unpaid salary and bonuses; (ii) a severance payment equal to Mr. Folsom’s combined salary and actual bonus compensation for the preceding fiscal year, to be paid within five (5) days of Mr. Folsom’s last day of employment; and (iii) payment of the full premium (including administrative fee) for continuing health insurance coverage under COBRA or any similar state law for a period of two (2) years following the expiration of his employment agreement.

TERMINATION PAYMENTS TABLE

The following table indicates the cash amounts, accelerated vesting and other payments and benefits that the named executive officers would be entitled to receive under various circumstances pursuant to the terms of their respective employment agreements.  The table assumes that termination of the named executive officer from the Company under the scenario shown occurred on December 31, 2021.

Name and Termination Scenario	Cash Payment(1) ($)	Acceleration of Vesting of Long- Term Equity Incentive Awards ($)		Excise Tax Gross-Up Payments	Other Benefits(2) ($)		Total ($)
Andrew M. Sims, Chairman
Upon Death	—	—		—	—		—
Upon Disability	—	—		—	231,121	(5)	231,121
By Company For Cause or By Executive Without Good Reason	—	—		—	—		—
By Company Without Cause or By Executive for Good Reason (including Change in Control)	1,900,302	—		—	180,381		2,080,683

David R. Folsom, President and CEO
Upon Death	—	62,700	(3)	—	—		62,700
Upon Disability	—	62,700	(3)	—	240,143	(5)	302,843
By Company For Cause or By Executive Without Good Reason	—	—		—	—		—
By Company Without Cause or By Executive for Good Reason (including Change in Control)	1,898,231	62,700	(3)	—	254,264		2,215,195
Non-Renewal of Agreement by Company	632,744	62,700	(3)		78,066	(6)	773,510

Anthony E. Domalski, Vice President, CFO and Secretary
Upon Death	—	10,450	(4)	—	—		10,450
Upon Disability	—	10,450	(4)	—	170,125	(5)	180,575
By Company For Cause or By Executive Without Good Reason	—	—		—	—		—
By Company Without Cause or By Executive for Good Reason (including Change in Control)	1,234,357	10,450	(4)	—	227,868		1,472,676

1

This column assumes that termination occurred on December 31, 2021 and therefore uses 2020 salary and bonus compensation amounts in its calculations, as provided for in the respective employment agreements.  This column assumes that there was neither salary nor annual performance bonus earned but unpaid as of December 31, 2021.  These amounts include stock awards that were awarded in lieu of cash salary as well as stock awards that were awarded as bonus payments.  Amounts shown are lump-sum payments.

2

This column includes the lump-sum dollar value of five years of payments for the respective executive’s life, health and disability insurance, using 2021 payments as an estimate and assuming no changes in the cost of these payments, unless otherwise noted.

3

Reflects accelerated vesting of 30,000 unvested shares of Mr. Folsom’s restricted common stock awards.  For purposes of this table, the market value per share of common stock is assumed to be the closing market price per common share of $2.09 on December 31, 2021.

4

Reflects accelerated vesting of 5,000 unvested shares of Mr. Domalski’s restricted common stock awards.  For purposes of this table, the market value per share of common stock is assumed to be the closing market price per common share of $2.09 on December 31, 2021.

5

This amount represents the periodic amount that would be paid to the executive annually in the event of disability until age 65.  All or most of the disability payments are covered by disability insurance policies for each executive.

6	This amount includes the lump-sum dollar value of two years of payments for the executive’s health insurance, using 2021 payments as an estimate and assuming no changes in the cost of these payments.

For fiscal year 2021, there were no pension benefits or nonqualified deferred compensation.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K.  The annual total compensation for fiscal year 2021 for our CEO was $732,551.99, and for the median employee was $199,154.70. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2021 is 3.68 to 1.00.  The median employee was chosen as of December 31, 2021.

	CEO to Median Employee Pay Ratio
	CEO		Median Employee
Base Salary	$480,285		$112,128
Cash Bonus	—		—
Stock Awards	166,290		32,040
All Other Compensation	85,977		54,987
TOTAL	$732,552		$199,155

CEO to Median Employee Pay Ratio	4.79	:	1.00

Risk Management Considerations

The NCGC Committee oversees risks associated with our executive compensation plans and arrangements.  The Company does not believe that the executive compensation plan is reasonably likely to cause a material adverse impact on the Company for several reasons.  First, our named executive officers own significant amounts of common stock in the Company, and continue to receive additional shares of common stock pursuant to the Company’s ESOP, which we believe aligns the interests of our executives with that of our stockholders and encourages a focus on long-term value creation.  Second, we have historically offered cash incentive bonuses in targeted amounts of 25%-35% of base salary subject to the consideration of performance metrics that are designed to reflect benefits to the Company.  For 2021, the NCGC Committee did not approve any cash bonuses in order to preserve liquidity due to the impact of COVID-19.  Instead, the NCGC Committee approved deferred stock awards to our named executive officers.  Finally, we have never granted stock options.

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

While an exception exists for certain contracts in place as of November 2, 2017, only the first $1 million in compensation paid to our named executive officers generally is deductible.  Therefore, the NCGC Committee retains flexibility to provide compensation under the plan to executives consistent with the Company’s compensation programs, even if such compensation would not be fully deductible.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation awarded to certain of our independent, non-employee directors for their service during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Maria L. Caldwell	$0	$34,682 (1)	$34,682
G. Scott Gibson IV	$0	$41,425 (2)	$41,425
Edward S. Stein	$0	$41,425 (2)	$41,425
Herschel J. Walker	$0	$31,373 (3)	$31,373
Anthony C. Zinni	$0	$31,006 (4)	$31,006

1

Represents the aggregate dollar value of (i) a restricted stock award of 3,000 shares calculated by multiplying the closing market price of our common stock of $2.94 per share on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a stock award of 12,803 shares calculated by multiplying the closing market price of our common stock of $2.02 per share on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

2

Represents the aggregate dollar value of (i) a restricted stock award of 3,000 shares calculated by multiplying the closing market price of our common stock of $2.94 per share on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a stock award of 16,141 shares calculated by multiplying the closing market price of our common stock of $2.02 per share on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

3

Represents the aggregate dollar value of (i) a restricted stock award of 3,000 shares calculated by multiplying the closing market price of our common stock of $2.94 per share on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a stock award of 11,165 shares calculated by multiplying the closing market price of our common stock of $2.02 per share on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

4

Represents the aggregate dollar value of (i) a restricted stock award of 3,000 shares calculated by multiplying the closing market price of our common stock of $2.94 per share on February 4, 2021, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded; and (ii) a stock award of 10,983 shares calculated by multiplying the closing market price of our common stock of $2.02 per share on January 21, 2022, the date of the grant, as reported on the NASDAQ, by the number of shares of stock awarded.

The NCGC Committee reviews the level of compensation of our non-employee directors on an annual basis.  To determine how appropriate the current level of compensation for our non-employee directors is, the NCGC Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies.

We have historically compensated certain of our independent, non-employee directors for their services as directors through a mixture of cash and equity-based compensation.  Eligible independent, non-employee directors have historically received annual compensation of $20,000, plus a fee of $750 (plus out-of-pocket expenses) for attendance in person at each meeting of the Board, and $750 for each committee meeting attended in person.  Directors who attend meetings telephonically receive a fee of $375.  Directors who are also officers or employees of our Company do not receive separate compensation for service as a director.  Directors Edward S. Stein and G. Scott Gibson IV each receive an additional $6,500 per year for their services as chair of the NCGC Committee and Audit Committee, respectively.

Due to the impact of the COVID-19 pandemic on our business, our independent directors waived their cash compensation for 2021.  In lieu of the cash compensation for services rendered during 2021, on January 21, 2022, each of our independent directors received stock awards of various amounts, as shown in the table above.

On an annual basis, the NCGC Committee awards restricted stock to certain independent, non-employee directors pursuant to the 2013 Plan.  In addition to the stock awards in lieu of cash compensation, on January 21, 2022, each of our independent directors received an incentive stock award of 3,000 shares that will vest on December 31, 2022.  On February 4, 2021, each of our independent directors received an incentive stock award of 3,000 shares that became fully vested on December 31, 2021.  Although distributions are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, these holders will be prohibited from selling such shares until they vest.  To date, the stock awards to our independent directors have been restricted until the last day of the fiscal year in which they were granted, with the following exceptions: (i) the 1,500 unrestricted shares granted to Mr. Beatty in 2012; (ii) the 750 restricted shares granted to Mr. Carey in 2014, which became fully vested on April

21, 2014; (iii) the 750 restricted shares granted to Mr. O’Hanlon in 2015, which became fully vested on April 27, 2015; (iv) the 2,250 unrestricted shares granted to Mr. Walker in 2016; (v) the 2,250 unrestricted shares granted to Mr. Gibson in 2018; (vi) the 1,000 restricted shares granted to Mr. Beatty in 2019, which became fully vested on April 30, 2019; (vii) the 2,250 unrestricted shares granted to Ms. Caldwell in 2020, which became fully vested on December 31, 2020; and (viii) the stock awards in lieu of cash compensation described in the table above.

2013 Long-Term Incentive Plan

We have established the 2013 Plan for the purpose of recruiting and retaining our and our affiliates’ executive officers, employees, non-employee directors and consultants.  The 2013 Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration of the 2013 Plan is carried out by the NCGC Committee.  The NCGC Committee may delegate a portion of its authority under the 2013 Plan to one or more officers.

Our officers and employees and those of our Operating Partnership and other subsidiaries are eligible to participate in the 2013 Plan.  Our non-employee directors, and other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the 2013 Plan.

As described above, the Company issued shares of restricted and vested common stock to our independent directors, our officers, and our employees pursuant to the 2013 Plan in recognition for their service during 2021 in order to align their interests with those of our shareholders and to preserve capital in light of the impact of the COVID-19 pandemic on our business.

As provided in Proposal IV herein, the Company is seeking stockholder approval of the 2022 Plan.  If the 2022 Plan is approved, no further awards will be granted under the 2013 Plan.  However, if the 2022 Plan is not approved by stockholders at the Annual Meeting, the Company may continue to grant awards under the 2013 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with our Audit Committee charter and procedures established by the Audit Committee, our Audit Committee or another independent body of our Board is responsible for reviewing and approving the terms and conditions of all related party transactions.  Any transaction, in which the amount involved exceeds $120,000, and in which a director or executive officer of our Company or a member of the immediate family of a director or officer has a direct or indirect material interest, would need to be approved by our Audit Committee or another independent body of our Board prior to our Company entering into such transaction.  The procedures for review and approval of certain relationships and related transactions are contained in our Audit Committee charter which is available on our website at www.sotherlyhotels.com.

All new related party transactions that were not previously approved were reviewed and approved by our Audit Committee or another independent body of our Board in 2021, unless otherwise indicated.

Transactions with Our Town Hospitality

Our Town Hospitality, LLC (“Our Town”) is currently the management company for each of our twelve wholly-owned hotels, as well the manager of our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences.  Our Town is a majority-owned subsidiary of Newport Hospitality Group, Inc (“Newport”).  As of March 25, 2022, Andrew M. Sims, our Chairman, and David R. Folsom, our President and Chief Executive Officer, beneficially owned approximately 51.3% and 1.5%, respectively, of the total outstanding ownership interests of Our Town.  Both Mr. Sims and Mr. Folsom serve as directors of Our Town and have certain governance rights.  In the event of a conflict with Newport regarding the appointment of an independent director, Mr. Sims and Mr. Folsom have a tiebreaking vote to appoint the independent director of Our Town.

Management Agreements

On September 6, 2019, we entered into a master agreement with Newport and Our Town related to the management of certain of our hotels, as amended on December 13, 2019 (as amended, the “OTH Master Agreement”).  On December 13, 2019, and subsequent dates we entered into a series of individual hotel management agreements for the management of our hotels.  The hotel management agreements for each of our 11 wholly-owned hotels and the two rental programs are each referred to as an “OTH Hotel Management Agreement” and, together, the “OTH Hotel Management Agreements”.

Sotherly agreed to provide Our Town with initial working capital of up to $1.0 million as an advance on the management fees that we will owe to Our Town under the OTH Hotel Management Agreements.  The advanced funds were to be offset against future management fees otherwise payable to Our Town by means of a 25% reduction in such fees each month during 2020.  As of December 31, 2021, unreimbursed management fee advances totaled $549,900.

On June 4, 2021, the OTH Master Agreement and the related credit agreement between us and Our Town were each amended to provide for an increase of $299,900 in the balance outstanding under the credit agreement in satisfaction for an equivalent portion of unrepaid management fee advances and to provide for a guaranteed minimum incentive management fee of $250,000 for calendar year 2021 in satisfaction of the remainder of unrepaid management fee advances owed to us by Our Town.

The OTH Master Agreement:

•

expires on March 31, 2025, or earlier if all of the OTH Hotel Management Agreements expire or are terminated prior to that date.  The OTH Master Agreement shall be extended beyond 2025 for such additional periods as an OTH Hotel Management Agreement remains in effect;

•	requires Our Town to provide dedicated executive level support for our managed hotels pursuant to certain criteria;
•

sets an incentive management fee for each of the hotels managed by Our Town equal to 10% of the amount by which gross operating profit, as defined in the OTH Hotel Management Agreements, for a given year exceeds the budgeted gross operating profit for such year; provided, however, that the incentive management fee payable in respect of any such year shall not exceed 0.25% of the gross revenues of the hotel included in such calculation;

•

provides for an adjustment to the fees payable by us under the OTH Hotel Management Agreements in the event the net operating income of Our Town falls below $250,000 for any calendar year beginning on or after January 1, 2021;

•

provides a mechanism and establishes conditions on which the Company will offer Our Town the opportunity to manage hotels acquired by the Company in the future, pursuant to a negotiated form of single facility management agreement, with the caveat that the Company is not required to offer the management of future hotels to Our Town; and

•	sets a base management fee for future hotels of 2.00% for the first year of the term, 2.25% for the second year of the term, and 2.50% for the third and any additional years of the term.

Each of the OTH Hotel Management Agreements has an initial term ending March 31, 2025.  Each of the OTH Hotel Management Agreements may be extended for up to two additional periods of five years subject to the approval of both parties with respect to any such extension.  The agreements provide that Our Town will be the sole and exclusive manager of the hotels as the agent of the respective TRS Lessee, at the sole cost and expense of the TRS Lessee (except for the initial advances and amounts borrowed by Our Town under the credit agreement relating to startup costs as described below), and subject to certain operating standards.  Each OTH Hotel Management Agreement may be terminated in connection with a sale of the related hotel.  In connection with a termination upon the sale of the hotel, Our Town will be entitled to receive a termination fee equal to the lesser of the management fee paid with respect to the prior twelve months or the management fees paid for that number of months prior to the closing date of the hotel sale equal to the number of months remaining on the current term of the OTH Hotel Management Agreement.  Upon the sale of a hotel, no termination fee will be due in the event the Company elects to provide Our Town with the opportunity to manage another comparable hotel and Our Town is not precluded from accepting such opportunity.  Our Town is required to qualify as an eligible independent contractor in order to permit the Company to continue to operate as a real estate investment trust.

Pursuant to the management agreements for the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, Our Town manages the rental of individually owned condominium units pursuant to rental agreements entered into with individual condominium unit owners.  We have also entered into an Association Sub Management and Assignment Agreement with Our Town for the management and operation of the condominium association responsible for the operation of the Hyde Beach House Resort & Residences, and a Rental Sales Management Agreement pursuant to which Our Town agreed to manage the marketing and negotiation of rental agreements with individual condominium unit owners.

The base management fee for each of our hotels is a percentage of the gross revenues of the hotel and is due monthly. The applicable percentages of gross revenue for the base management fee for each of our wholly-owned hotels managed by Our Town are shown below:

Hotel Name	Commencement Date	Initial Term (through March 2025) & Renewals
Hotel Ballast Wilmington, Tapestry Collection by Hilton	January 1, 2020	2.50%
The DeSoto	January 1, 2020	2.50%
DoubleTree by Hilton Philadelphia Airport	January 1, 2020	2.50%
DoubleTree by Hilton Brownstone - University	January 1, 2020	2.50%
Sheraton Louisville Riverside	January 1, 2020	2.50%
Hotel Alba Tampa, Tapestry Collection by Hilton	January 1, 2020	2.50%
DoubleTree by Hilton Jacksonville Riverfront	January 1, 2020	2.50%
DoubleTree by Hilton Laurel	January 1, 2020	2.50%
Georgian Terrace	January 1, 2020	2.50%
The Whitehall	January 1, 2020	2.50%

Hotel Name	Commencement Date	Year 1	Year 2	Year 3	Years 4-5 & Renewals
DoubleTree Resort by Hilton Hollywood Beach	April 1, 2020	2.00%	2.25%	2.50%	2.50%
Hyde Resort & Residences	April 1, 2020	2.00%	2.25%	2.50%	2.50%
Hyde Beach House Resort & Residences	April 1, 2020	2.00%	2.25%	2.50%	2.50%
Hyatt Centric Arlington	November 15, 2020	2.00%	2.25%	2.50%	2.50%

For the years ended December 31, 2021 and 2020, management fees earned by Our Town under the contract were approximately $3.4 million and $1.5 million, respectively.

Sublease

On December 13, 2019, we entered into a sublease agreement (the “Sublease”) with Our Town pursuant to which Our Town subleases 2,245 square feet of office space from Sotherly for a period of 5 years, with a 5-year renewal subject to approval by Sotherly, on terms and conditions similar to the terms of the prime lease entered into by Sotherly and the third-party owner of the property.  For the years ended December 31, 2021 and 2020, the Company received rent income from Our Town of approximately $144,452 and $158,454, respectively.

Credit Agreement

On December 13, 2019, we entered into a credit agreement with Our Town effective January 1, 2020, pursuant to which Sotherly agreed to provide Our Town with a working capital line of credit.  The original agreement allowed Our Town to borrow up to $500,000.  Our Town was allowed to draw against the line of credit from time to time prior to January 1, 2021, when the facility became payable in full.  The credit agreement was amended by the parties on June 4, 2021 such that: (i) the maximum amount of credit available is capped at $894,900; (ii) the total amount of advances, as of June 4, 2021, was agreed to be $894,900; (iii) no additional advances are permitted; (iv) principal payments are required to be made by the borrower in the amount of $100,000 on each of December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025; (v) the maturity date was extended to December 31, 2026; and (vi) the aggregate unpaid principal amount and any other obligation are required to be paid at maturity.  In addition, an affiliate of Mr. Sims entered into a conditional financing commitment with Our Town to provide funding to permit repayment of the loan in the event the principal balance of the loan made to Our Town under the credit agreement has not been repaid prior to maturity and Sotherly declines to extend the maturity date.  Interest on the outstanding balance owed under the credit agreement accrues at 3.5% per annum and is payable quarterly in arrears.  In the event of a default under the credit agreement, we have the right to offset any outstanding unpaid balance against amounts we owe to Our Town under the OTH Hotel Management Agreements.  For the year ended December 31, 2021, Our Town paid $894,900 in principal and $30,712 in interest.  As of March 31, 2022, the outstanding credit balance under the credit agreement was $0.

Employee Medical Benefits

We purchase employee medical benefits through Our Town (or its affiliate) to pay for the employer portion of the plan covering those employees of Our Town that work exclusively for our properties. For the years ended December 31, 2021 and 2020, we paid approximately $2.8 million and $2.9 million (net of employee co-payments), respectively, for the employer portion of the plan covering those employees that work exclusively for our properties under our management agreements with Our Town.

Transactions with Employees

Effective as of June 24, 2013, and following the approval by a committee consisting of Sotherly’s independent directors, we hired Robert E. Kirkland IV and Ashley S. Kirkland as employees of the Company.  Ashley S. Kirkland is the daughter of our Chairman.  Robert E. Kirkland IV and Ashley S. Kirkland are married.  Effective as of September 30, 2014, and following the approval by a committee consisting of Sotherly’s independent directors, we hired Andrew M. Sims Jr. as an employee of the Company.  Andrew M. Sims Jr. is the son of our Chairman.  Neither Robert E. Kirkland IV, Ashley S. Kirkland, nor Andrew M. Sims, Jr. is an executive officer of Sotherly or the Operating Partnership.  For the year ended December 31, 2021, Robert E. Kirkland IV, Ashley S. Kirkland, and Andrew M. Sims Jr. received approximately $249,552, $117,823, and $199,155, respectively, in total compensation.  For the year ended December 31, 2020, Robert E. Kirkland IV, Ashley S. Kirkland, and Andrew M. Sims Jr. received approximately $211,127, $115,618, and $173,834, respectively, in total compensation.  Robert E. Kirkland IV serves as General Counsel, Ashley S. Kirkland serves as Corporate Counsel and Compliance Officer, and Andrew M. Sims Jr. serves as Vice President – Operations & Investor Relations.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Our Audit Committee has approved the engagement of Dixon Hughes Goodman LLP (“DHG”) as our independent registered public accounting firm for fiscal year ended December 31, 2022, subject to ratification by our stockholders.  A representative of DHG is expected to be present at the Annual Meeting to respond to stockholders’ appropriate questions and will have the opportunity to make a statement if the representative so desires.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.  DHG was the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2021 and December 31, 2020.

Audit Fees.  The aggregate fees billed by DHG for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for audits of acquisitions, consents and the review of Company filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2021 and December 31, 2020 were $284,000 and $301,800, respectively.

Audit-Related Fees.  The aggregate fees billed by DHG for fees associated with audit services not required by statute or regulation and services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the fiscal years ended December 31, 2021 and December 31, 2020 were $75,614 and $0, respectively.

Tax Fees.  The aggregate fees billed by DHG for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2021 and December 31, 2020 were $50,700 and $65,900, respectively.

All Other Fees.  The aggregate fees billed by DHG for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2021 and December 31, 2020 were $0 and $0, respectively.

It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service.  All of the services listed above for 2021 and 2020 were approved by the Audit Committee prior to the service being rendered.

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting.  For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2022 FISCAL YEAR

PROPOSAL III—ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a stockholder the opportunity to approve or not approve, on an advisory and non-binding basis, our pay program for named executive officers.  On April 30, 2019, at the Company’s annual meeting of stockholders, in a non-binding advisory vote of the Company’s stockholders regarding the frequency of holding future advisory votes on executive compensation, the proposed frequency that received the majority of votes cast was every one year.  In light of this result, the Company will hold a non-binding advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation.  The Company anticipates holding a vote on the frequency of stockholder votes on executive compensation at its annual meeting of stockholders in 2025.

As described in detail under the heading “Director and Executive Compensation,” our executive compensation programs are designed to attract, incentivize and retain our named executive officers, who are critical to our success.  Pursuant to these programs, the Company seeks to compensate the named executive officers for achieving strategic business goals.  Please read “Director and Executive Compensation” for additional details about our executive compensation programs including information about the fiscal year 2021 compensation of our named executive officers.

Accordingly, we will ask our stockholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Approval of the proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders of the Company at the Annual Meeting.  For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal III.  While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL III.

PROPOSAL IV—APPROVAL OF THE COMPANY’S 2022 LONG-TERM INCENTIVE PLAN (THE “2022 PLAN”)

At the Annual Meeting, stockholders will be asked to approve the 2022 Plan, which unanimously was adopted by the board of directors on January 31, 2022, subject to stockholder approval.

The 2022 Plan is being submitted to our stockholders to: (i) approve the 2022 Plan, which is attached as Appendix A to this proxy statement; and (ii) qualify the 2022 Plan for purposes of the NASDAQ Corporate Governance Standards requiring stockholder approval when an equity compensation plan is established.

The board of directors adopted the 2022 Plan in order to provide a tool for the Company to attract, retain, motivate and reward executives and other employees, as well as non-employee directors and consultants, and to encourage long-term service; recognize individual contributions and reward achievement of Company goals; and generally to promote the creation of long-term value for the Company’s stockholders.

If approved by stockholders, the 2022 Plan will replace the 2013 Plan once the registration statement filed by us for the shares of our common stock approved for issuance under the 2022 Plan pursuant to this proposal becomes effective. Until that time, any equity awards granted by us would continue to be granted under the 2013 Plan and, after that time, no further grants would be made under the 2013 Plan, and equity awards would instead be granted under the 2022 Plan.

The number of shares of our common stock reserved for issuance under the 2022 Plan will be 2,000,000 plus the number of shares allocable to any expired, terminated, canceled or forfeited portion of any award outstanding under the 2013 Plan. If the 2022 Plan is approved, no further awards will be made under the 2013 Plan. However, if the 2022 Plan is not approved by stockholders at the Annual Meeting, we may continue to grant awards under the 2013 Plan.

Description of the 2022 Plan

The following is a summary of the principal features of the 2022 Plan, which has been filed with the Securities and Exchange Commission and included as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the 2022 Plan and is qualified in its entirety by reference to the text of the 2022 Plan.

Purpose. The 2022 Plan is intended to promote the best interests of the Company and our stockholders by (i) assisting the Company and its subsidiaries in the recruitment and retention of persons with ability and initiative committed to the growth and success of our business and (ii) providing an incentive to such persons to contribute to the growth and success of our business by linking the personal interests of participants to those of the Company and our stockholders.

Awards. The 2022 Plan authorizes the issuance of options to purchase shares of common stock and the grant of restricted stock awards, deferred shares, performance shares and performance units.

Administration. Administration of the 2022 Plan will be carried out by the NCGC Committee which may delegate a portion of its authority under the 2022 Plan to one or more officers. The committee will consist solely of three or more directors each of whom will qualify as an “independent director” under NASDAQ rules. As used in this summary, the term “administrator” means the NCGC Committee or its delegate.

The administrator will have the authority to implement, interpret and administer the 2022 Plan. Such authority shall include, without limitation, the authority: (i) to construe and interpret all provisions of the 2022 Plan and all award agreements and to decide all questions of fact arising in their application; (ii) to determine the fair market value of our common stock for any purpose under the 2022 Plan; (iii) to select the eligible persons to whom awards are granted from time-to-time under the 2022 Plan; (iv) to determine the number of shares of common stock covered by an award, whether an option will be an incentive stock option (“ISO”) or a nonqualified stock option and such other terms and conditions of each award, including the exercise price of an option, purchase price of common stock subject to a stock award, the time or times when and manner in which an option may be exercised or common stock issued pursuant to an award, the right of the Company to repurchase common stock issued pursuant to an award and other restrictions or limitations on the forfeitability or transferability of awards or common stock issued pursuant to awards; (v) to determine, as necessary, that grants under the 2022 Plan satisfy one of the three conditions set forth in Rule 16b-3(d) of the Securities Exchange Act of 1934, as amended; (vi) to amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding award and to determine the time at which an award or common stock issued pursuant to an award may become transferable or nonforfeitable; (vii) to make awards subject to any applicable recoupment or “clawback” policies of the Company, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations; and (viii) to prescribe the form of award agreements, to adopt, amend and rescind policies and procedures pertaining to the administration of the 2022 Plan and to make all other determinations necessary or advisable for the administration of the 2022 Plan. Any decision made, or action taken, by the administrator or in connection with the administration of the 2022 Plan will be final, conclusive and binding on all persons having an interest in the 2022 Plan.

Eligibility. Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the 2022 Plan. Our non-employee directors and directors of our subsidiaries, as well as other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the 2022 Plan. When we refer to a subsidiary, we mean to refer to both corporate subsidiaries and other entity subsidiaries, such as partnerships and limited liability companies, for which we directly or indirectly control at least 50% of the equity of the corporation or other entity, and any other entity in which we have a material equity interest and which is designated as an “affiliate” by the NCGC Committee.

Common Stock Subject to Plan. Under the 2022 Plan, the maximum number of shares of common stock that may be subject to stock options, stock awards, deferred shares, performance units or performance shares will be equal to 2,000,000 shares or units, plus the number of shares allocable to any expired, terminated, canceled, or forfeited portion of any award outstanding under the 2013 Plan. No one participant may receive awards for more than an aggregate of 250,000 shares of common stock in any one calendar year. The maximum number of shares of common stock that may be issued under the 2022 Plan pursuant to the exercise of ISOs is 250,000. These limitations, and the terms of outstanding awards, will be adjusted without the approval of our stockholders as the administrator determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If an option becomes unexercisable, or if an award is terminated or expires, the shares subject to such option, stock award, grant of performance shares, or grant of deferred shares will be available for future awards under the 2022 Plan. Shares which have been issued under the 2022 Plan may not be returned to the reserve created under the 2022 Plan for re-issuance except that shares which are repurchased or reacquired by us at the original purchase price may be returned to the reserve for future issuance under 2022 Plan. Shares used to pay the exercise price of an option and shares used to satisfy tax withholding obligations will not become available for future grant or sale under the 2022 Plan. Common stock issued under this 2022 Plan may be shares of authorized and unissued common stock or shares of previously issued common stock that have been reacquired by us.

Options. The 2022 Plan provides for the grant of (i) options intended to qualify as ISOs under Section 422 of the Internal Revenue Code and (ii) options that are not intended to so qualify. Options intended to qualify as ISOs may be granted only to persons who are our employees or are employees of our corporate subsidiaries. No participant may be granted ISOs that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant), in excess of $100,000. To the extent that any option is not designated as or does not qualify as an ISO, it will constitute a separate non-qualified stock option.

The administrator will select the participants who are granted options and, consistent with the terms of the 2022 Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price cannot be less than our common stock’s fair market value on the date the option is granted, and in the event a participant is deemed to be a 10% owner of our Company or one of our corporate subsidiaries, the exercise price of an ISO cannot be less than 110% of our common stock’s fair market value on the date the option is granted. The 2022 Plan prohibits repricing of an outstanding option, and therefore, the administrator may not, without the consent of the stockholders, lower the exercise price of an outstanding option. This limitation does not, however, prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events or substitution of awards in connection with certain transactions. Options may be exercised in accordance with requirements set by the administrator. The acceptable form of consideration for exercising an option may consist of any combination of cash, personal check, wire transfer or: (i) nonforfeitable, unrestricted shares of common stock owned by the option holder at the time of exercise; (ii) net exercise, in which case the Company will not require a payment of the full exercise price from the option holder but will reduce the number of shares of common stock issued upon the exercise by the number of whole shares of common stock that has an aggregate fair market value equal to the aggregate exercise price for the portion of the option exercised; (iii) payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written (or electronic) irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (iv) such other consideration and method of payment for the issuance of shares of common stock to the extent permitted by applicable law. If common stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the fair market value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the option is being exercised. The administrator may also determine that payment of the exercise price can be made in whole or part in the form of restricted stock or other common stock that is subject to a risk of forfeiture or restrictions on transfer.

The administrator may provide for the automatic grant to a participant of a reload option in the event that the participant surrenders shares in satisfaction of the exercise price upon the exercise of an option. Each reload option will pertain to a number of shares equal to the number of shares utilized by the participant to exercise the original option, shall have an exercise price equal to fair market value on the date that the reload option is granted and shall expire on the stated exercise date of the original option.

The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed 10 years, and in the event a participant is deemed to be a 10% owner of our Company or one of our corporate subsidiaries, the maximum period for an ISO granted to such participant cannot exceed five years. Options generally will be nontransferable except in the event of the participant’s death.

An option is exercisable only to the extent it has vested. Options will vest in accordance with a participant’s stock option agreement. Unless otherwise provided in a participant’s stock option agreement, vesting of an option will cease on the date of the participant’s termination of service and the option will be exercisable only to the extent the option has vested on the date of termination of service. Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable to the extent vested upon the earlier of (i) three months following the participant’s termination of service with us or our affiliate or (ii) the expiration date under the terms of the participant’s stock option agreement. However, the right to exercise an option will expire immediately upon termination if the termination is for “cause” or is a voluntary termination any time after an event that would be grounds for termination for cause. Upon termination of service due to death or disability, the option exercise period is extended to the earlier of (i) one year from the participant’s termination of service or (ii) the expiration date under the terms of the participant’s stock option agreement.

Stock Awards. The administrator will select the participants who are granted stock awards and, consistent with the terms of the 2022 Plan, will establish the terms of each stock award. Stock awards may take the form of restricted stock awards or deferred shares. A restricted stock award may be subject to payment by the participant of a purchase price for shares of common stock subject to such award, and a restricted stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved, as further described below. Except as otherwise provided in an award agreement, participants holding shares of common stock subject to restrictions under a restricted stock award may exercise full voting rights with respect to such shares.

The 2022 Plan also authorizes the grant of deferred shares, i.e., the right to receive a future delivery of shares of common stock, if certain conditions are met. The administrator will select the participants who are granted awards of deferred shares and will establish the terms of each grant. The conditions established for earning the grant of deferred shares may include, for example, a requirement that certain performance objectives, such as those described below, be achieved. Each award of deferred shares will be subject to a deferral period, which may be terminated early in the event of a change of control of the Company or similar event. During the deferral period, the participant will not have any rights of ownership in the deferred shares and will not have any right to vote such shares.

Performance Shares and Performance Units. The 2022 Plan also permits the grant of performance shares and performance units to participants selected by the administrator. A performance share is an award designated in a specified number of shares of common stock that is payable in whole or in part if and to the extent certain performance objectives are achieved. During the performance period, the participant will not have any rights of ownership in any performance shares and will not have any right to vote such shares. A performance unit is a cash bonus or stock award equal to a per unit value equal to the market value of our common stock at the time the unit is awarded, to the extent certain performance objectives are achieved. A grant of performance units may be settled by payment of cash, shares of common stock or a combination of cash and shares and may grant to the participant or reserve to the administrator the right to elect among these alternatives. The performance objectives will be prescribed by the administrator and will be stated with reference to the performance objectives described below. Each grant may specify a minimum acceptable level of achievement of the performance objectives below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified performance objectives.  The performance period may be terminated early in the event of a change of control of the Company or similar event.

The performance objectives for awards under the 2022 Plan may be based on the individual performance of the participant, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility and may be described either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the administrator. The performance objectives may differ among participants, including among similarly situated participants. Achievement of the performance objectives will be calculated in accordance with our financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the administrator prior to the issuance of an award that is consistently applied and identified and may include adjustments for such matters as the administrator may determine prior to the issuance of the award. The administrator will have the authority to make equitable adjustments to the performance objectives in recognition of unusual or nonrecurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. At the discretion of the administrator, the amount paid on achievement of performance objectives may be less than the amount payable under the formula set forth in the award agreement.

Term and Termination. The 2022 Plan is effective as of January 31, 2022, subject to stockholder approval. Unless previously terminated pursuant to the terms of the 2022 Plan, the 2022 Plan will terminate ten (10) years after the adoption of the 2022 Plan by our board of directors. No awards may be granted under the 2022 Plan after the termination of the 2022 Plan although awards granted before the termination will continue to be administered under the terms of the 2022 Plan until such awards terminate or are exercised.

The board of directors may amend or terminate the 2022 Plan at any time, but an amendment will not become effective without the approval of our stockholders (within 12 months of the date such amendment is adopted by the board of directors) if it increases the aggregate number of shares of common stock that may be issued under the 2022 Plan, changes the class of employees eligible to receive ISOs or stockholder approval is required by any applicable law, regulation or rule, including any rule of the NASDAQ or applicable stock exchange. No amendment or termination of the 2022 Plan will affect a participant’s rights under outstanding awards without the participant’s consent.

Unfunded Plan. The 2022 Plan has been established as an unfunded plan. We are not required to segregate any of our assets under the 2022 Plan.

Awards to Date. To date, none of our executive officers or directors has been granted options to purchase shares of our common stock under the 2022 Plan or otherwise and no executive officer has received any stock award, deferred shares, performance shares or performance units under the 2022 Plan.

Certain U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2022 Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award. The 2022 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Stock Options. The grant of a non-statutory stock option with an exercise price equal to the fair market value of the shares of our common stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction at the time of grant.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of our subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options. When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the participant will recognize taxable income on the disposition equal to the fair market value of the shares on the exercise date minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this holding period. The deduction will be equal to the amount of taxable income the participant recognizes.

Restricted Stock Awards. Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant who receives unvested restricted stock may, however, choose to be taxable based on the value at receipt, rather than at vesting, by filing an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested. Any gain or loss in excess of the participant’s basis will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of our subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.

Deferred Shares, Performance Shares and Performance Units. Generally, a participant who receives an award of deferred shares, performance shares or performance units structured to conform to the requirements of Section 409A of the Internal Revenue Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the award of deferred shares, performance shares or performance units does not conform to the requirements of Section 409A of the Internal Revenue Code (or qualify for an exception thereto) then, the participant will be taxable based on the value of the award in the year of vesting, rather than at receipt of the shares or cash, and the participant will owe taxes at a penalty tax rate.  The penalty tax rate is an additional 20% tax over the participant’s normal rate of federal income tax, as well as a tax based on an interest charge.

If the participant receives shares of our stock in settlement of an award of deferred shares, performance shares or performance units, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of our subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A. Section 409A of the Internal Revenue Code applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the 2022 Plan. Failure to comply with Section 409A with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as part of that award (and similar awards and, potentially, other forms of compensation with certain features in common with the award) as well as the imposition of an additional 20% tax and a tax based on interest on any underpayment of tax. In general, Section 409A should not apply to ISOs, nonqualified stock options and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to awards of deferred shares, performance shares and performance units.

Section 162(m). Awards granted to certain participants under the 2022 Plan may be nondeductible in whole or part due to the $1 million limit on compensation paid to certain current and former executive officers.

New 2022 Plan Benefits

The benefits under the 2022 Plan that will be received by or allocated to participants other than non-employee directors are not currently determinable. Such awards are within the discretion of the NCGC Committee, and the NCGC Committee has not determined future awards or who might receive them. Information about awards granted under the 2013 Plan to the Company’s principal executive officers in fiscal year 2021 to present can be found in the table under the heading “Summary Compensation Table” in this proxy statement.

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Approval of the proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders of the Company at the Annual Meeting. For purposes of the vote on the 2022 Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal IV.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2022 LONG-TERM INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S MEETING

Stockholder Proposals for the 2023 Annual Meeting.  Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2023 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.  To be eligible for inclusion in the proxy statement, a stockholder proposal must be received by the Company’s Corporate Secretary no later than November 31, 2022, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement.  Any such proposal should be mailed to the Company at 306 S. Henry Street, Suite 100, Williamsburg, Virginia 23185.

Stockholders interested in presenting a proposal or nominating a candidate for election as a director at the Company’s 2022 annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (e.g., a proposal to be presented at the annual meeting of stockholders in 2022 but not included in the Company’s proxy statement) must do so in accordance with the advance notice provisions of the Company’s bylaws, and the nomination or proposal must be received by the Company’s Corporate Secretary no earlier than November 31, 2022 and no later than December 31, 2022 to be considered timely, which is 120 and 90 calendar days, respectively, prior to the anniversary of the mailing of this proxy statement.  Any such proposal should be mailed to the Company at 306 S. Henry Street, Suite 100, Williamsburg, Virginia 23185.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2021 Annual Report to Stockholders accompanies this proxy statement.  Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 will be furnished without charge to stockholders as of the Record Date upon written request to the Corporate Secretary, Sotherly Hotels Inc., 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ Anthony E. Domalski
Anthony E. Domalski
Corporate Secretary

Williamsburg, Virginia

March 31, 2022

SOTHERLY HOTELS INC. 306 S HENRY STREET WILLIAMSBURG, VA 23185 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxy vote.com or scan the QR Barcode above Use the Internet to transmit our voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit our voting instructions up until 11:59p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 CONTROL # 0000000000000000 SHARES NAME 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 0 0 01. Election of Directors To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Nominees 01) David R. Folsom 02) Andrew M. Sims 03) Maria L. Caldwell 04) G. Scott Gibson IV 05) Edward S. Stein 06) Herschel J. Walker 07) Gen. Anthony C. Zinni The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm for the 0 0 0 Company for the fiscal year ending December 31, 2022. 3. An advisory and non-binding vote to approve executive compensation. 0 0 0 4. To approve the Company's 2022 Long-Term Incentive Plan. 0 0 0 NOTE: The election of the directors of the nominees listed above is for terms to expire at the 2023 Annual Meeting of Stockholders. Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Corporate Secretary of the Company at the Annual Meeting of the undersigned's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Corporate Secretary of the Company of his or her decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement for the Annual Meeting. 0000528529_1 R1.0.0.24 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OFSOTHERLY HOTELS INC. April 26, 2022IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALSFOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 26, 2022The proxy statement and annual report to security holders are available on our website at www.sotherlyhotels.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report/10K are available atwww.proxyvote.com. SOTHERLY HOTELS INC. ANNUAL MEETING OF STOCKHOLDERS This proxy is solicited by the Board of Directors. April 26, 2022 The under signed here by appoints the board of directors of Sotherly Hotels Inc.(the" Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders (the" Annual Meeting"), to be held at the Company's home office located at 306 S Henry Street, Williams burg, Virginia 23185 on Tuesday, April 26, 2022, at 9:00 a.m., local time, and at any and all adjournments there of, in the following manner: THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED, TO THE EXTENT PERMISSIBLE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Continued and to be signed on reverse side 0000528529_2 R1.0.0.24